EXHIBIT 10.2
ADDENDUM
TO AGREEMENT BETWEEN
DOCTORDIRECTORY.COM, INC. AND MIDDLEBROOK PHARMACEUTICALS, INC.
DATED FEBRUARY 3, 2010
THIS ADDENDUM is made and entered into as of March 12, 2010 (this “Addendum”), by and between MiddleBrook Pharmaceuticals, Inc. (“MBRK”), a Delaware corporation with offices at 7 Village Circle, Suite 100, Westlake, TX 76262, and DoctorDirectory.com, Inc. (“DD”), a South Carolina Corporation, with offices at One Page Avenue, Suite 280, Asheville, NC 28801. MBRK and DD may be referred to collectively as the “Parties” and individually as the “Party”.
WHEREAS, on February 3, 2010, MBRK and DD entered into a Promotion Agreement (the “Agreement”) pursuant to which DD agreed to provide and MBRK agreed to pay for certain services relating to the promotion of MOXATAG,
WHEREAS, as contemplated in Section 5.4 of the Agreement, MBRK has requested and DD has agreed to provide promotional services to those prescribers in territories that are not included in the current DD Target Segment Prescribers List (as defined in EXHIBIT 1 to the Agreement),
NOW, THEREFORE, the Parties agree to the following:
1.	Capitalized terms in this Addendum shall have the terms ascribed in the Agreement unless otherwise defined herein.

2.	DD will promote MOXATAG to New DD Target Segment Prescribers set forth in EXHIBIT 1 to this Addendum (“Incremental Promotional Services”).

3.
DD shall provide Incremental Promotional Services commencing March 22, 2010, (“Incremental Services Commencement Date”) for a period of 24 weeks (the “Initial Incremental Promotional Services Term”) or for such additional weekly periods as the Parties shall agree in writing.

4.
MBRK shall pay a deposit to DD equal to $60,000 (“Incremental Services Deposit”) upon the Incremental Services Commencement Date. Thereafter, the Parties will review the amount of the Incremental Services Deposit every fourteen (14) days and where necessary, MBRK will make additional deposit payments to DD at an amount equal to the promotion fees earned by DD for providing Incremental Promotional Services pursuant to this Addendum (“Incremental Promotion Fees”) in the most recent, preceding two-week period (“Incremental Promotional Measurement Period”).

5.	Every two weeks, DD shall invoice MBRK for the Incremental Promotion Fees due for the preceding two-week period. Such Incremental Promotion Fees shall be calculated as follows:

(a)
Weeks 1-4, $5.00 per total actual number of MOXATAG prescriptions filled during the applicable Incremental Promotional Measurement Period and written by New DD Target Prescribers as stipulated by the Prescriber Data (“Actual New DD Target Segment MOXATAG TRx”)

(b)	Weeks 5-8, $7.50 per Actual New DD Target Segment MOXATAG TRx

(c)	Weeks 9-12, $10.00 per Actual New DD Target Segment MOXATAG TRx

(d)	Weeks 13-24, $12.50 per Actual New DD Target Segment MOXATAG TRx
6.
In the event the Addendum is terminated by MBRK prior to the expiration of the Initial Incremental Promotional Services Term, MBRK agrees to pay DD those Incremental Promotion Fees that would have been earned through the end of the Initial Incremental Promotional Services Term.

7.
Except as supplemented by this Addendum, all terms and provisions of the Agreement remain in full force and effect. This Addendum shall be deemed to be part of the Agreement and, as supplemented in accordance herewith, the Agreement is hereby ratified and declared in full force and effect.

IN WITNESS WHEREOF, the Parties hereto, each by a duly authorized representative, have executed this Addendum as of the date first written above.

DoctorDirectory.com, Inc.			MiddleBrook Pharmaceuticals, Inc.

By:	/s/ Jay Grobowsky		By:	/s/ David Becker
	Name:	Jay Grobowsky		Name:	David Becker
	Title:	CEO		Title:	Executive Vice President, Chief Financial Officer

	Date:	March 12, 2010		Date:	March 12, 2010

EXHIBIT 1
TO ADDENDUM
TO AGREEMENT BETWEEN
DOCTORDIRECTORY.COM, INC. AND MIDDLEBROOK PHARMACEUTICALS, INC.
DATED FEBRUARY 3, 2010
New DD Target Segment Prescribers
The Parties agree that the list of New DD Target Segment Prescribers (hereinafter, the “New DD Target List”) will be provided to MBRK by DD. MBRK shall have final approval of the New DD Target List, which shall be documented in writing by the Parties. The New DD Target Segment Prescribers shall consist of only those licensed prescribers whose clinical practice is consistent with MOXATAG’s approved labeling, uses, and indication.
The New DD Target List includes, among others, those prescribers that MBRK previously included in its healthcare practitioner call list and telemarketing program. Any subsequent modifications to the New DD Target List will be as approved in writing by the Parties.